Exhibit 99.1

News Release

Contact(s):	Media Inquiries:	Visteon Corporation
	Kimberly A. Welch	Corporate Communications
	(313) 755-3537	17000 Rotunda Drive
	kwelch5@visteon.com	Dearborn, Michigan 48120
Facsimile: 313-755-7983

Jim Fisher (313) 755-0635 jfishe89@visteon.com

FOR IMMEDIATE RELEASE

GEORGE E. STRICKLER WITHDRAWS FROM VISTEON APPOINTMENT

DEARBORN, Mich., November 26, 2003 — Visteon Corporation (NYSE: VC) today announced that George E. Strickler has withdrawn for personal reasons unrelated to the company from the appointment of executive vice president and chief financial officer, which was to be effective December 1, 2003. Daniel R. Coulson has agreed to continue as chief financial officer on an interim basis.

Visteon Corporation is a leading full-service supplier that delivers consumer-driven technology solutions to automotive manufacturers worldwide and through multiple channels within the global automotive aftermarket. Visteon has approximately 75,000 employees and a global delivery system of more than 180 technical, manufacturing, sales and service facilities located in 25 countries.

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